Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)

Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	16	1,917	191,947		32,890	51,133	80,297	27,105	522
Seniors Housing Triple-net	24	431	29,206		—	2,190	19,225	7,488	303
Outpatient Medical	15	141	9,511,258	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	34	349	41,312		—	45	997	—	40,270
Total	19	2,838

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	1Q25 NOI	1Q26 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	921	$435,659	$531,817	22.1%	1,676	$3,039,492	69.6%
Seniors Housing Triple-net	252	76,534	79,538	3.9%	428	623,092	14.3%
Outpatient Medical	86	23,285	23,842	2.4%	93	117,408	2.7%
Long-Term/Post-Acute Care	196	84,565	86,764	2.6%	339	584,452	13.4%
Total	1,455	$620,043	$721,961	16.4%	2,536	$4,364,444	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	88.8%	n/a	n/a	92.3%	0.7%	0.2%	6.8%
Seniors Housing Triple-net	87.4%	1.23	1.46	87.1%	2.3%	0.1%	10.5%
Outpatient Medical	96.9%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care	85.3%	1.32	1.70	25.7%	50.4%	23.9%	—%
Total		1.28	1.58	88.8%	3.3%	1.4%	6.6%
Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 16 and 17 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 16 for reconciliation.
(5) Data as of March 31, 2026 for Seniors Housing Operating and Outpatient Medical and December 31, 2025 for the remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Barchester	261	$217,296	$264,552	$—	$—	$481,848	11.0%
Cogir Senior Living	180	379,984	—	—	—	379,984	8.7%
Care UK	170	262,408	—	—	—	262,408	6.0%
Sunrise Senior Living	85	238,200	—	—	—	238,200	5.5%
Avir Health Group	131	—	—	—	211,772	211,772	4.9%
Oakmont Management Group	72	202,772	—	—	—	202,772	4.6%
Avery Healthcare	95	109,356	78,700	—	—	188,056	4.3%
StoryPoint Senior Living	117	179,624	—	—	—	179,624	4.1%
HC-One	215	126,940	—	—	—	126,940	2.9%
Sagora Senior Living	71	126,792	—	—	—	126,792	2.9%
Remaining	1,139	1,196,120	279,840	117,408	372,680	1,966,048	45.1%
Total	2,536	$3,039,492	$623,092	$117,408	$584,452	$4,364,444	100.0%

By Country:
United States	1,610	$2,019,500	$237,196	$117,408	$577,744	$2,951,848	67.6%
United Kingdom	794	742,300	382,636	—	—	1,124,936	25.8%
Canada	132	277,692	3,260	—	6,708	287,660	6.6%
Total	2,536	$3,039,492	$623,092	$117,408	$584,452	$4,364,444	100.0%

By MSA:
Greater London	143	$187,988	$81,912	$—	$—	$269,900	6.2%
New York / New Jersey	70	111,212	24,396	12,128	17,292	165,028	3.8%
Los Angeles	50	132,068	19,524	284	3,400	155,276	3.6%
Dallas	79	106,008	968	1,212	30,708	138,896	3.2%
Houston	54	28,200	—	74,220	20,068	122,488	2.8%
Montréal	26	93,768	—	—	—	93,768	2.1%
Washington D.C.	32	71,492	6,632	—	15,488	93,612	2.1%
Boston	27	71,748	14,412	168	—	86,328	2.0%
San Francisco	23	65,996	6,212	—	3,876	76,084	1.7%
Chicago	34	58,852	7,164	—	—	66,016	1.5%
Philadelphia	36	36,100	5,480	368	10,964	52,912	1.2%
Seattle	25	43,616	1,268	264	—	45,148	1.0%
Raleigh	11	11,204	31,428	—	—	42,632	1.0%
Charlotte	25	21,576	10,580	10,404	—	42,560	1.0%
San Antonio	16	26,108	952	228	15,256	42,544	1.0%
Cleveland	24	33,100	2,548	—	5,084	40,732	0.9%
Tampa	26	9,368	2,540	—	27,912	39,820	0.9%
San Diego	14	27,148	7,532	—	3,116	37,796	0.9%
Minneapolis	23	37,156	—	552	—	37,708	0.9%
Birmingham UK	16	24,668	11,896	—	—	36,564	0.8%
Remaining	1,782	1,842,116	387,648	17,580	431,288	2,678,632	61.4%
Total	2,536	$3,039,492	$623,092	$117,408	$584,452	$4,364,444	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 16 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)

Seniors Housing Operating

Total Portfolio Performance(1)	1Q25	2Q25	3Q25	4Q25	1Q26
Properties	1,113	1,171	1,199	1,659	1,689
Units	124,742	129,758	131,792	160,218	163,618
Total occupancy	85.1%	85.6%	86.9%	87.4%	87.3%
Total revenues	$1,901,227	$2,007,567	$2,109,690	$2,607,559	$2,823,788
Operating expenses	1,410,579	1,464,457	1,530,131	1,902,889	2,042,868
NOI	$490,648	$543,110	$579,559	$704,670	$780,920
NOI margin	25.8%	27.1%	27.5%	27.0%	27.7%
Recurring cap-ex	$68,359	$63,937	$78,803	$116,560	$67,924
Other cap-ex	$135,045	$118,646	$131,668	$166,439	$165,031

Same Store Performance(2)	1Q25	2Q25	3Q25	4Q25	1Q26
Properties	921	921	921	921	921
Units	104,508	104,523	104,522	104,525	104,484
Occupancy	85.3%	86.4%	87.9%	88.9%	89.0%
Same store revenues	$1,572,867	$1,611,726	$1,652,555	$1,680,617	$1,722,576
Compensation	668,246	677,882	689,648	701,603	698,682
Utilities	77,066	64,899	74,637	71,067	78,661
Food	61,729	64,375	66,019	68,450	64,596
Repairs and maintenance	42,473	42,841	45,786	45,310	45,498
Property taxes	52,905	53,030	53,250	49,234	54,611
All other	234,789	240,323	240,550	248,522	248,711
Same store operating expenses	1,137,208	1,143,350	1,169,890	1,184,186	1,190,759
Same store NOI	$435,659	$468,376	$482,665	$496,431	$531,817
Same store NOI margin %	27.7%	29.1%	29.2%	29.5%	30.9%
Year over year NOI growth rate					22.1%
Year over year revenue growth rate					9.5%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Top Markets	1Q26 NOI	% of Total
Cogir Senior Living	180	27,246	94.3%	Greater London	$53,982	6.9%
Care UK	170	10,938	100.0%	Southern California	49,692	6.4%
Sunrise Senior Living	85	7,767	90.7%	Northern California	39,704	5.1%
Barchester	111	6,814	100.0%	New York / New Jersey	27,667	3.5%
Oakmont Management Group	72	7,099	100.0%	Dallas	26,701	3.4%
StoryPoint Senior Living	117	11,927	94.2%	Montreal	23,568	3.0%
HC-One	215	12,348	100.0%	Washington D.C.	20,487	2.6%
Sagora Senior Living	71	8,174	100.0%	Boston	17,793	2.3%
Legend Senior Living	59	5,057	89.2%	Chicago	14,693	1.9%
Avery Healthcare	45	3,377	94.4%	Seattle	11,184	1.4%
Belmont Village	21	2,803	95.0%	Top markets	285,471	36.5%
Clover Management	69	7,811	94.2%	All other	495,449	63.5%
Discovery Senior Living	73	5,844	59.6%	Total	$780,920	100.0%
Quality Senior Living	46	5,195	90.9%
Remaining	342	40,258
Total	1,676	162,658
Notes:
(1) Properties, units, occupancy and cap-ex exclude land parcels, properties under development/redevelopment, leased properties and nonoperational properties.
(2) See pages 16 and 17 for reconciliation.
(3) Represents partner concentration based on annualized In-Place NOI for the quarter ended March 31, 2026. Property count and pro rata units represent the In-Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 16 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<.85x	0.1%	0.1%	0.2%	11	3	0.1%	0.1%	0.2%	11	3
.85x-.95x	—%	—%	—%	—	—	—%	—%	—%	—	—
.95x-1.05x	—%	—%	—%	—	—	0.4%	3.4%	3.8%	11	3
1.05x-1.15x	—%	—%	—%	—	—	0.4%	—%	0.4%	6	2
1.15x-1.25x	0.3%	—%	0.3%	4	1	4.7%	1.2%	5.9%	10	7
1.25x-1.35x	1.0%	1.3%	2.3%	9	3	—%	—%	—%	—	—
>1.35	5.7%	6.1%	11.8%	11	24	1.5%	2.8%	4.3%	11	16
Total	7.1%	7.5%	14.6%	10	31	7.1%	7.5%	14.6%	10	31

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2026	$2,613	$1,509	$9,313	$33,252	$46,687	2.9%
2027	—	1,517	1,287	52,514	55,318	3.5%
2028	—	3,197	6,669	2,505	12,371	0.8%
2029	1,115	5,068	—	79,933	86,116	5.4%
2030	12,525	5,954	30,543	3,646	52,668	3.3%
2031	—	4,886	4,686	12,603	22,175	1.4%
2032	99,706	3,052	55,255	359	158,372	9.9%
2033	63,175	817	1,070	—	65,062	4.1%
2034	433	3,987	—	274	4,694	0.3%
2035	36,868	5,653	15,007	1,024	58,552	3.7%
Thereafter	391,907	86,438	465,451	95,279	1,039,075	64.7%
	$608,342	$122,078	$589,281	$281,389	$1,601,090	100.0%

Weighted Avg Maturity Years	15	12	15	8	14

Notes:
(1) Represents trailing twelve month coverage metrics as of December 31, 2025 for stable portfolio only. Agreements included represent 53% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 16 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments classified as held for sale, as well as Seniors Housing Triple-net and Long-Term / Post-Acute Care leases accounted for on a cash basis where substantially all contractual rental income during the most recent period was not collected. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Interest income represents the annualized contractual rate of interest for loans, net of collectability reserves, if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	1Q25	2Q25	3Q25	4Q25	1Q26
Properties	433	434	437	194	135
Square feet	21,775,061	21,914,499	22,073,485	8,801,545	5,576,683
Occupancy	94.5%	94.4%	94.2%	95.5%	96.9%
Total revenues	$214,693	$215,718	$219,238	$148,862	$76,524
Operating expenses	66,804	65,197	65,851	45,000	20,184
NOI	$147,889	$150,521	$153,387	$103,862	$56,340
NOI margin	68.9%	69.8%	70.0%	69.8%	73.6%
Revenues per square foot	$39.44	$39.37	$39.73	$67.65	$54.89
NOI per square foot	$27.17	$27.47	$27.80	$47.20	$40.41
Recurring cap-ex	$6,191	$13,221	$19,324	$4,298	$1,550
Other cap-ex	$9,742	$9,297	$14,051	$1,963	$920

Same Store Performance(2)	1Q25	2Q25	3Q25	4Q25	1Q26
Properties	86	86	86	86	86
Occupancy	97.5%	97.7%	97.8%	97.7%	97.7%
Same store revenues	$26,977	$27,277	$25,569	$26,990	$27,466
Same store operating expenses	3,692	3,602	1,941	3,200	3,624
Same store NOI	$23,285	$23,675	$23,628	$23,790	$23,842
NOI margin	86.3%	86.8%	92.4%	88.1%	86.8%
Year over year NOI growth rate					2.4%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$73,996	60.6%	Health system affiliated properties as % of NOI(3)	99.6%
UnitedHealth	15,420	12.6%	Health system affiliated tenants as % of rental income(3)	93.5%
Atrium Health	10,456	8.6%	Investment grade tenants as % of rental income(3)	94.8%
Norman Regional Health	6,789	5.6%	Retention (trailing twelve months)(3)	90.2%
Baylor Scott & White Health	2,234	1.8%	Average remaining lease term (years)(3)	12.1
Remaining portfolio	13,183	10.8%	Average building size (square feet)(3)	71,557
Total	$122,078	100.0%	Average age (years)	15

Expirations(3)	2026	2027	2028	2029	2030	Thereafter
Occupied square feet	65,924	60,858	128,406	188,154	258,094	3,315,032
% of occupied square feet	1.6%	1.5%	3.2%	4.7%	6.4%	82.6%

Notes:
(1) Properties, square feet, occupancy and cap-ex exclude land parcels, properties under development/redevelopment and nonoperational properties. Per square foot amounts are annualized.
(2) Includes 86 same store properties representing 3,362,256 square feet. See pages 16 and 17 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Retention includes month-to-month tenants retained.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2022	2023	2024	2025	1Q26	22-26 Total
Count	27	52	54	90	34	257
Total	$2,785,739	$4,222,706	$5,287,140	$17,566,127	$1,374,866	$31,236,578
Low	6,485	2,950	970	4,825	259	259
Median	66,074	65,134	39,863	52,894	26,904	48,899
High	389,149	644,443	936,814	6,644,176	206,230	6,644,176

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Repayments	Yield
January	$421,410	8.6%	$10,242	1.0%	$554,763	6.3%
February	930,790	7.5%	57,317	(1.6)%	1,163,973	7.6%
March	1,863,160	7.4%	—	—%	1,060,809	8.3%
Total	$3,215,360	7.6%	$67,559	(1.2)%	$2,779,545	7.6%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Includes advances for non-real estate loans. Excludes land acquisitions and advances for development loans.
(3) Includes expansion conversions and excludes in substance real estate investments.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	First Quarter 2026
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	32	4,105	units	$254,971	$1,069,602
Seniors Housing Triple-net	6	414	units	326,649	135,233
Outpatient Medical	1	134,307	sf	729	97,919
Long-Term/Post-Acute Care	1	116	beds	81,466	72,112
Loan funding					1,840,494
Total acquisitions and loan funding(2)	40				3,215,360	7.6%

Development Funding(3)
Development projects:
Seniors Housing Operating	44	4,233	units		63,066
Outpatient Medical	—	—	sf		8,291
Total development projects	44				71,357
Redevelopment and expansion projects:
Seniors Housing Operating	1	28	units		2,327

Total development funding	45				73,684	9.6%

Total gross investments					3,289,044	7.6%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	4	217	units	62,722	13,611
Seniors Housing Triple-net	2	107	units	44,860	4,800
Outpatient Medical	64	3,393,449	sf	402	1,364,133
Long-Term/Post-Acute Care	35	4,823	beds	111,195	524,397
Loan repayments					872,604
Total dispositions and loan repayments(5)	105				2,779,545	7.6%

Net investments (dispositions)					$509,499

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP, for all consolidated and unconsolidated property acquisitions. Pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of leaseholds and additional ownership interest in properties, which are both excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property, unit and per unit metrics.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Stable Yields(2)	2026 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	39	3,686	10.8%	$294,679	$273,164	$567,843	$1,214,720

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q26 actual	$68,348	(1.2)%	10.4%	2026 actual	$68,348	(1.2)%	10.4%
2Q26 estimate	202,788	(2.3)%	10.8%	2026 estimate	397,708	(1.6)%	11.1%
3Q26 estimate	104,110	(0.3)%	9.7%	2027 estimate	385,901	(1.2)%	9.5%
4Q26 estimate	90,810	(1.7)%	13.3%	Thereafter estimate	431,111	0.5%	11.6%
Total	$466,056	(1.6)%	11.0%	Total	$1,283,068	(0.8)%	10.7%

Unstabilized Properties
	12/31/2025 Properties	Stabilizations	Construction Conversions(1)	Acquisitions/ Dispositions	3/31/2026 Properties	Beds / Units
Seniors Housing Operating	68	(6)	2	3	67	10,012
Seniors Housing Triple-net	7	—	—	—	7	499
Total	75	(6)	2	3	74	10,511

Occupancy	12/31/2025 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	3/31/2026 Properties
0% - 50%	32	—	—	3	(7)	28
50% - 70%	20	(1)	—	—	5	24
70% +	23	(5)	2	—	2	22
Total	75	(6)	2	3	—	74

Occupancy	3/31/2026 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	28	9	$114,499	0.8%	$1,134,147	1.7%
50% - 70%	24	23	240,239	1.8%	1,063,887	1.6%
70% +	22	35	245,563	1.8%	1,187,599	1.8%
Total	74	22	$600,302	4.4%	$3,385,633	5.1%

(1) Includes development projects (construction in progress, development loans and in substance real estate) and excludes expansion projects. Projects expected to be delivered in phases over multiple quarters are reflected in the last quarter.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 10.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$3,039,492	162,658	units
Seniors Housing Triple-net	623,092	29,111	units
Outpatient Medical	117,408	4,130,660	square feet
Long-Term/Post-Acute Care	584,452	40,240	beds
Total In-Place NOI(2)	4,364,444
Incremental stabilized NOI(3)	141,896
Total stabilized NOI	$4,506,340

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	15,203,031
Secured debt(4)	3,532,517
Financing lease liabilities	527,174
Total debt	19,262,722
Add (Subtract):
Other liabilities (assets), net(5)	306,448
Cash and cash equivalents and restricted cash	(4,861,519)
Net obligations	$14,707,651

Other Assets
Land parcels(6)	423,515	Effective Interest Rate(9)
Real estate loans receivable(7)	4,131,005	8.8%
Non-real estate loans receivable(8)	231,974	10.0%
Joint venture real estate loans receivables(10)	227,219	5.7%
Property dispositions(11)	1,144,138
Development properties:(12)
Current balance	653,352
Unfunded commitments	578,262
Committed balances	$1,231,614
Projected yield	10.8%
Projected NOI	$133,014

Common shares outstanding(13)	726,394
Notes:
(1) Includes $18,894,000 attributable to our proportional share of income (loss) from unconsolidated management company investments.
(2) See page 16 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and does not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $850,566,000 of foreign secured debt and $370,880,000 of failed sale-leaseback financing obligations.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such as straight-line rent receivable, unearned revenues, intangible assets and above/below market lease intangibles.
(6) Includes land parcels and predevelopment projects.
(7) Represents $4,150,715,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, net of $19,710,000 of credit allowances.
(8) Represents $238,580,000 of non-real estate loans, net of $6,606,000 of credit allowances.
(9) Average cash-pay interest rates are 8.2%, 3.3% and 5.7% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(10) Represents our partners' share of Welltower loans made to select joint ventures secured by the joint venture owned properties.
(11) Represents proceeds from expected property dispositions in the next twelve months.
(12) Includes expansion projects. Includes partial conversions to date.
(13) Includes March 31, 2026 common shares, OP Units and DownREIT Units outstanding and the dilutive impact of exchangeable senior unsecured notes.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	1Q25	2Q25	3Q25	4Q25	1Q26
Revenues:
Seniors Housing Operating
Resident fees and services	$1,897,810	$2,003,039	$2,100,724	$2,588,078	$2,814,403
Other income	3,417	4,528	8,966	19,481	9,385
Total revenues	1,901,227	2,007,567	2,109,690	2,607,559	2,823,788

Seniors Housing Triple-net
Rental income	103,399	104,360	99,423	167,485	191,086
Interest income	2,111	—	—	—	—
Other income	32	346	91	537	40
Total revenues	105,542	104,706	99,514	168,022	191,126

Outpatient Medical
Rental income	212,554	213,552	217,188	147,701	75,430
Other income	2,139	2,166	2,050	1,161	1,094
Total revenues	214,693	215,718	219,238	148,862	76,524

Long-Term/Post-Acute Care
Rental income	145,439	165,214	184,261	211,841	191,595
Interest income	—	—	—	—	8,077
Other income	199	14	194	5	192
Total revenues	145,638	165,228	184,455	211,846	199,864

Corporate
Interest income	63,572	65,256	70,477	56,158	85,414
Other income	34,179	30,512	52,439	31,513	41,225
Total revenues	97,751	95,768	122,916	87,671	126,639

Total
Resident fees and services	1,897,810	2,003,039	2,100,724	2,588,078	2,814,403
Rental income	461,392	483,126	500,872	527,027	458,111
Interest income	65,683	65,256	70,477	56,158	93,491
Other income	39,966	37,566	63,740	52,697	51,936
Total revenues	2,464,851	2,588,987	2,735,813	3,223,960	3,417,941

Property operating expenses:
Seniors Housing Operating	1,410,579	1,464,457	1,530,131	1,902,889	2,042,868
Seniors Housing Triple-net	5,190	4,817	4,496	4,490	4,827
Outpatient Medical	66,804	65,197	65,851	45,000	20,184
Long-Term/Post-Acute Care	3,495	3,705	3,609	2,974	2,893
Corporate	4,054	4,740	6,025	6,261	14,208
Total property operating expenses	1,490,122	1,542,916	1,610,112	1,961,614	2,084,980

Net operating income:
Seniors Housing Operating	490,648	543,110	579,559	704,670	780,920
Seniors Housing Triple-net	100,352	99,889	95,018	163,532	186,299
Outpatient Medical	147,889	150,521	153,387	103,862	56,340
Long-Term/Post-Acute Care	142,143	161,523	180,846	208,872	196,971
Corporate	93,697	91,028	116,891	81,410	112,431
Net operating income	$974,729	$1,046,071	$1,125,701	$1,262,346	$1,332,961

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 15. Includes amounts from investments sold or held for sale. NOI related to OP Unit and DownREIT ownership included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	March 31, 2026		March 31, 2026
Net income (loss)	$1,456,895		$752,324
Interest expense	699,708		192,715
Income tax expense (benefit)	10,036		11,633
Depreciation and amortization	2,221,751		622,752
EBITDA	4,388,390		1,579,424
Loss (income) from unconsolidated entities	17,246		1,686
Stock-based compensation	1,555,786		17,434
Loss (gain) on extinguishment of debt, net	3,816		727
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(1,817,666)		(420,400)
Impairment of assets	73,707		4,826
Provision for loan losses, net	(5,777)		1,632
Loss (gain) on derivatives and financial instruments, net	25,617		—
Other expenses	248,278		61,137
Casualty losses, net of recoveries	10,565		3,040
Other impairment(2)	604		—
Total adjustments	112,176		(329,918)
Adjusted EBITDA	$4,500,566		$1,249,506

Interest Coverage Ratios
Interest expense	$699,708		$192,715
Capitalized interest	30,728		8,449
Non-cash interest expense	(49,166)		(10,162)
Total interest	$681,270		$191,002
EBITDA	$4,388,390		$1,579,424
Interest coverage ratio	6.44	x	8.27	x
Adjusted EBITDA	$4,500,566		$1,249,506
Adjusted Interest coverage ratio	6.61	x	6.54	x

Fixed Charge Coverage Ratios
Total interest	$681,270		$191,002
Secured debt principal amortization	67,019		17,056
Total fixed charges	$748,289		$208,058
EBITDA	$4,388,390		$1,579,424
Fixed charge coverage ratio	5.86	x	7.59	x
Adjusted EBITDA	$4,500,566		$1,249,506
Adjusted Fixed charge coverage ratio	6.01	x	6.01	x

Net Debt to EBITDA Ratios
Total debt(3)			$18,455,978
Less: cash and cash equivalents and restricted cash			(4,819,293)
Net debt			$13,636,685
EBITDA Annualized			$6,317,696
Net debt to EBITDA ratio			2.16	x
Adjusted EBITDA Annualized			$4,998,024
Net debt to Adjusted EBITDA ratio			2.73	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 15.
(2) Represents the write-off of straight-line rent receivable and unamortized lease incentive balances related to leases placed on cash recognition.
(3) Includes unamortized premiums/discounts, other fair value adjustments, financing lease liabilities of $522,410,000 and failed sale-leaseback financing obligations of $370,880,000. Excludes operating lease liabilities of $1,528,863,000 related to ASC 842.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	18,455,978	31.51%
Cash and cash equivalents and restricted cash	(4,819,293)	(8.23)%
Net debt to consolidated book capitalization	$13,636,685	23.28%
Total equity and noncontrolling interests(4)	44,929,270	76.72%
Consolidated book capitalization	$58,565,955	100.00%
Joint venture debt, net(5)	528,442
Total book capitalization	$59,094,397

Undepreciated book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	18,455,978	26.60%
Cash and cash equivalents and restricted cash	(4,819,293)	(6.95)%
Net debt to consolidated undepreciated book capitalization	$13,636,685	19.65%
Accumulated depreciation and amortization	10,822,151	15.60%
Total equity and noncontrolling interests(4)	44,929,270	64.75%
Consolidated undepreciated book capitalization	$69,388,106	100.00%
Joint venture debt, net(5)	528,442
Total undepreciated book capitalization	$69,916,548

Enterprise value
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	18,455,978	11.98%
Cash and cash equivalents and restricted cash	(4,819,293)	(3.13)%
Net debt to consolidated enterprise value	$13,636,685	8.85%
Common shares outstanding	704,687
Period end share price	197.71
Common equity market capitalization	$139,323,667	90.41%
Noncontrolling interests(4)	1,135,595	0.74%
Consolidated enterprise value	$154,095,947	100.00%
Joint venture debt, net(5)	528,442
Total enterprise value	$154,624,389

Secured debt as % of total assets
Secured debt(2)	$2,773,856	3.55%
Gross asset value(6)	$78,042,707

Total debt as % of gross asset value
Total debt(2)(3)	$18,455,978	23.65%
Gross asset value(6)	$78,042,707

Unsecured debt as % of unencumbered assets
Unsecured debt(2)	$15,159,712	21.18%
Unencumbered gross assets(7)	$71,578,405
Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 15.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $522,410,000 and failed sale-leaseback financing obligations of $370,880,000. Excludes operating lease liabilities of $1,528,863,000 related to ASC 842.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.
(6) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.
(7) Unencumbered gross assets equal gross asset value for consolidated properties that are not financed with secured debt.

Financial

(dollars in thousands)
Debt Maturities and Scheduled Principal Amortization(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	% of Total	Wtd. Avg. Interest Rate (5)
2026	$—	$2,668,941	$227,324	$(2,305)	$39,579	$2,933,539	15.97%	4.35%
2027	—	714,980	351,366	(2,344)	133,541	1,197,543	6.52%	3.31%
2028	—	2,525,010	189,887	(328)	32,130	2,746,699	14.96%	3.83%
2029	—	2,179,674	416,690	(95,567)	22,657	2,523,454	13.74%	3.39%
2030	—	1,750,000	157,587	(326)	1,473	1,908,734	10.39%	3.86%
2031	—	1,350,000	59,306	(343)	373,220	1,782,183	9.70%	3.47%
2032	—	1,050,000	70,974	(354)	49,728	1,170,348	6.37%	3.49%
2033	—	—	419,389	(36,866)	649	383,172	2.09%	4.82%
2034	—	659,100	204,165	(8,051)	679	855,893	4.66%	4.41%
2035	—	1,250,000	42,236	(551)	21,961	1,313,646	7.15%	5.06%
Thereafter	—	1,150,000	399,598	(140)	—	1,549,458	8.45%	4.98%
Totals	$—	$15,297,705	$2,538,522	$(147,175)	$675,617	$18,364,669	100.00%

Weighted Avg. Interest Rate(5)	—%	3.94%	4.04%	4.46%	5.32%	4.00%

Weighted Avg. Maturity Years	—	4.8	6.7	4.5	4.2	5.0

% Floating Rate Debt(5)	—%	17.18%	9.39%	64.33%	0.04%	15.10%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	Investment Hedges(6)
United States	$—	$11,729,674	$1,721,942	$(131,959)	$626,415	$13,946,072	$—
United Kingdom	—	1,384,110	—	—	—	1,384,110	11,640,639
Canada	—	2,183,921	816,580	(15,216)	49,202	3,034,487	6,505,742
Totals	$—	$15,297,705	$2,538,522	$(147,175)	$675,617	$18,364,669	$18,146,381

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of March 31, 2026. The unsecured revolving credit facility is comprised of a $2,000,000,000 tranche that matures on July 24, 2029 and a $4,250,000,000 tranche that matures on March 6, 2030. The $4,250,000,000 tranche may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) Senior Unsecured Notes include the following:
•2026 includes CAD $2,747,615,000 of unsecured term loans (approximately $1,968,941,000 USD at March 31, 2026) that mature on October 9, 2026, and bear interest at adjusted CORRA + 0.70%.
•2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $214,980,000 USD at March 31, 2026) that mature on January 15, 2027.
•2028 includes $1,035,000,000 of 2.75% exchangeable senior unsecured notes that mature on May 15, 2028 unless earlier exchanged, purchased or redeemed.
•2028 also includes £550,000,000 of 4.80% senior unsecured notes (approximately $725,010,000 USD at March 31, 2026). The notes mature on November 20, 2028.
•2029 includes $1,035,000,000 of 3.125% exchangeable senior unsecured notes that mature on July 15, 2029 unless earlier exchanged, purchased or redeemed.
•2034 includes £500,000,000 of 4.50% senior unsecured notes (approximately $659,100,000 USD at March 31, 2026). The notes mature on December 1, 2034.
(4) Excludes operating lease liabilities of $1,528,863,000, finance lease liabilities of $522,410,000 and failed sale-leaseback financing obligations of $370,880,000 related to ASC 842.
(5) Based on variable interest rates and foreign currency exchange rates in effect as of March 31, 2026. The interest rate on the unsecured revolving credit facility is SOFR + 0.655%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, and SOFR-based floating rate debt and CORRA-based floating rate debt to fixed rate debt.
(6) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(74,239,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants. Excludes sustainability investments.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or 8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by healthcare professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. generally structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007, as well as Wellness Housing properties.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, RevPOR, ExpPOR, SS RevPOR, SS ExpPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to managers, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents cash NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions and dispositions. Properties classified as held for sale and leased properties are excluded from IPNOI. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and leased properties, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our portfolio.
RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room per month at our Seniors Housing Operating properties. These metrics are calculated as our pro rata share of total resident fees and services revenues or property operating expenses from the income statement, divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population, which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and include any revenue and expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses on disposition of properties and acquisitions of controlling interests, impairment of assets, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and consolidated enterprise value. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Consolidated enterprise value represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management performance. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	1Q25	2Q25	3Q25	4Q25	1Q26
Net income (loss)	$257,266	$304,618	$282,186	$117,767	$752,324
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(51,777)	(14,850)	(4,025)	(1,378,391)	(420,400)
Loss (income) from unconsolidated entities	(1,263)	7,392	12,610	(4,442)	1,686
Income tax expense (benefit)	(5,519)	1,053	2,335	(4,985)	11,633
Other expenses	14,060	16,598	44,699	125,844	61,137
Impairment of assets	52,402	19,876	3,081	45,924	4,826
Provision for loan losses, net	(2,007)	(1,113)	1,088	(7,384)	1,632
Loss (gain) on extinguishment of debt, net	6,156	—	—	3,089	727
Loss (gain) on derivatives and financial instruments, net	(3,210)	(409)	31,682	(5,656)	—
General and administrative expenses	63,758	64,175	63,124	1,557,378	67,474
Depreciation and amortization	485,869	495,036	509,812	594,151	622,752
Interest expense	144,962	141,157	162,052	203,784	192,715
Consolidated net operating income	960,697	1,033,533	1,108,644	1,247,079	1,296,506
NOI attributable to unconsolidated investments(1)	28,316	26,069	29,337	26,430	48,240
NOI attributable to noncontrolling interests(2)	(14,284)	(13,531)	(12,280)	(11,163)	(11,785)
Pro rata net operating income (NOI)(3)	$974,729	$1,046,071	$1,125,701	$1,262,346	$1,332,961

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$2,823,788	$191,126	$76,524	$199,864	$126,639	$3,417,941
Property operating expenses	(2,042,868)	(4,827)	(20,184)	(2,893)	(14,208)	(2,084,980)
NOI(3)	780,920	186,299	56,340	196,971	112,431	1,332,961
Adjust:
Interest income	—	—	—	(8,077)	(85,414)	(93,491)
Other income	(2,020)	(40)	(164)	(192)	(34,444)	(36,860)
Sold / held for sale	(2,359)	(29)	(23,178)	(4,159)	—	(29,725)
Nonoperational(4)	1,259	5	8	(319)	—	953
Non In-Place NOI(5)	(26,419)	(30,491)	(3,654)	(38,242)	7,427	(91,379)
Timing adjustments(6)	8,492	29	—	131	—	8,652
Total adjustments	(21,047)	(30,526)	(26,988)	(50,858)	(112,431)	(241,850)
In-Place NOI	759,873	155,773	29,352	146,113	—	1,091,111
Annualized In-Place NOI	$3,039,492	$623,092	$117,408	$584,452	$—	$4,364,444

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	1,917	431	141	349	2,838
Recent acquisitions and development conversions(7)	(591)	(174)	(7)	(141)	(913)
Under development	(40)	—	—	—	(40)
Under redevelopment(8)	(2)	—	—	—	(2)
Current held for sale	(16)	—	(42)	(2)	(60)
Land parcels, loans and leased properties	(176)	(4)	(6)	(6)	(192)
Transitions(9)	(163)	(1)	—	(2)	(166)
Other(10)	(8)	—	—	(2)	(10)
Same store properties	921	252	86	196	1,455
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 10 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI and NOI associated with leased properties.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(7) Acquisitions and development conversions will enter the same store pool five full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after five full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after five full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	1Q25	2Q25	3Q25	4Q25	1Q26	Y/o/Y
Seniors Housing Operating
NOI	$490,648	$543,110	$579,559	$704,670	$780,920
Non-cash NOI on same store properties	(4,423)	(1,632)	(1,956)	(2,153)	(1,479)
NOI attributable to non-same store properties	(57,288)	(77,535)	(97,717)	(208,753)	(248,830)
Currency and ownership adjustments(1)	6,273	632	(65)	528	(1,500)
Other normalizing adjustments(2)	449	3,801	2,844	2,139	2,706
SSNOI	435,659	468,376	482,665	496,431	531,817	22.1%

Seniors Housing Triple-net
NOI	100,352	99,889	95,018	163,532	186,299
Non-cash NOI on same store properties	(10,687)	(10,120)	(8,966)	(8,053)	(6,055)
NOI attributable to non-same store properties	(14,996)	(13,588)	(8,781)	(77,489)	(100,016)
Currency and ownership adjustments(1)	3,259	1,859	327	—	(337)
Normalizing adjustments for joint venture recapitalization(3)	(1,394)	(1,394)	(465)	—	—
Other normalizing adjustments(2)	—	—	—	(240)	(353)
SSNOI	76,534	76,646	77,133	77,750	79,538	3.9%

Outpatient Medical
NOI	147,889	150,521	153,387	103,862	56,340
Non-cash NOI on same store properties	(2,857)	(2,783)	(2,592)	(2,507)	(2,442)
NOI attributable to non-same store properties	(121,744)	(123,951)	(127,151)	(77,562)	(30,000)
Other normalizing adjustments(2)	(3)	(112)	(16)	(3)	(56)
SSNOI	23,285	23,675	23,628	23,790	23,842	2.4%

Long-Term/Post-Acute Care
NOI	142,143	161,523	180,846	208,872	196,971
Non-cash NOI on same store properties	(16,554)	(16,997)	(16,728)	(16,227)	(16,249)
NOI attributable to non-same store properties	(42,179)	(61,111)	(79,861)	(107,311)	(89,906)
Currency and ownership adjustments(1)	185	126	118	94	(21)
Normalizing adjustment for lease restructure(4)	—	—	—	—	(4,031)
Normalizing adjustments for service agreement termination(5)	970	970	647	—	—
SSNOI	84,565	84,511	85,022	85,428	86,764	2.6%

Corporate
NOI	93,697	91,028	116,891	81,410	112,431
NOI attributable to non-same store properties	(93,697)	(91,028)	(116,891)	(81,410)	(112,431)
SSNOI	—	—	—	—	—

Total
NOI	974,729	1,046,071	1,125,701	1,262,346	1,332,961
Non-cash NOI on same store properties	(34,521)	(31,532)	(30,242)	(28,940)	(26,225)
NOI attributable to non-same store properties	(329,904)	(367,213)	(430,401)	(552,525)	(581,183)
Currency and ownership adjustments(1)	9,717	2,617	380	622	(1,858)
Normalizing adjustments, net	22	3,265	3,010	1,896	(1,734)
SSNOI	$620,043	$653,208	$668,448	$683,399	$721,961	16.4%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.
(2) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(3) Represents normalizing adjustment related to a joint venture recapitalization associated with one Seniors Housing Triple-net lease.
(4) Represents normalizing adjustment related to lease restructures with two Long-Term/Post-Acute Care leases.
(5) Represents normalizing adjustment related to the termination of a service agreement related to one Long-Term/Post-Acute Care lease.

Supplemental Reporting Measures

(dollars in thousands, except RevPOR, SS RevPOR and SSNOI/unit)

SHO RevPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$1,642,960	$962,582	$184,832	$2,790,374
Unconsolidated SHO revenues attributable to Welltower(1)	46,106	6,965	2,257	55,328
SHO revenues attributable to noncontrolling interests(2)	(19,206)	—	(2,708)	(21,914)
Pro rata SHO revenues(3)	1,669,860	969,547	184,381	2,823,788
Non-cash and non-RevPOR revenues	(3,203)	(772)	(235)	(4,210)
Revenues attributable to non in-place properties	(5,332)	(215,543)	(8,442)	(229,317)
SHO local revenues	1,661,325	753,232	175,704	2,590,261
Average occupied units/month	91,106	29,635	19,676	140,417
RevPOR/month in USD	$6,163	$8,590	$3,018	$6,234
RevPOR/month in local currency(4)		£6,984	$4,311

Reconciliations of SHO SS RevPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	1Q25	1Q26	1Q25	1Q26	1Q25	1Q26	1Q25	1Q26
SHO SS RevPOR Growth
Consolidated SHO revenues	$1,396,502	$1,642,960	$322,505	$962,582	$148,864	$184,832	$1,867,871	$2,790,374
Unconsolidated SHO revenues attributable to WELL(1)	41,589	46,106	4,337	6,965	10,504	2,257	56,430	55,328
SHO revenues attributable to noncontrolling interests(2)	(20,799)	(19,206)	—	—	(2,275)	(2,708)	(23,074)	(21,914)
SHO pro rata revenues(3)	1,417,292	1,669,860	326,842	969,547	157,093	184,381	1,901,227	2,823,788
Non-cash and non-RevPOR revenues on same store properties	(4,912)	(2,275)	—	—	(170)	(241)	(5,082)	(2,516)
Revenues attributable to non-same store properties	(176,782)	(308,226)	(130,012)	(738,669)	(37,042)	(47,154)	(343,836)	(1,094,049)
Currency and ownership adjustments(4)	4,912	—	10,998	(2,994)	4,072	(1,725)	19,982	(4,719)
Other normalizing adjustments(5)	—	(419)	—	—	—	—	—	(419)
SHO SS RevPOR revenues(6)	$1,240,510	$1,358,940	$207,828	$227,884	$123,953	$135,261	$1,572,291	$1,722,085
Avg. occupied units/month(7)	67,813	70,912	6,980	7,310	14,326	14,765	89,119	92,987
SHO SS RevPOR(8)	$6,182	$6,477	$10,063	$10,536	$2,924	$3,096	$5,963	$6,259
SS RevPOR YOY growth		4.8%		4.7%		5.9%		5.0%

SHO SSNOI Growth
Consolidated SHO NOI	$363,213	$495,848	$66,561	$205,996	$53,413	$73,169	$483,187	$775,013
Unconsolidated SHO NOI attributable to WELL(1)	15,696	17,194	708	1,636	4,142	1,175	20,546	20,005
SHO NOI attributable to noncontrolling interests(2)	(12,024)	(12,761)	—	—	(1,061)	(1,337)	(13,085)	(14,098)
SHO pro rata NOI(3)	366,885	500,281	67,269	207,632	56,494	73,007	490,648	780,920
Non-cash NOI on same store properties	(4,414)	(1,511)	(9)	45	—	(13)	(4,423)	(1,479)
NOI attributable to non-same store properties	(27,127)	(85,790)	(16,336)	(143,205)	(13,825)	(19,835)	(57,288)	(248,830)
Currency and ownership adjustments(4)	2,006	—	2,803	(823)	1,464	(677)	6,273	(1,500)
Other normalizing adjustments(5)	802	2,671	—	—	(353)	35	449	2,706
SHO pro rata SSNOI(6)	$338,152	$415,651	$53,727	$63,649	$43,780	$52,517	$435,659	$531,817
SHO SSNOI growth		22.9%		18.5%		20.0%		22.1%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(6)		$1,545,094		$237,738		$196,457		$1,979,289
Average units in service(9)		79,974		8,445		16,065		104,484
SSNOI/unit in USD		$19,320		$28,151		$12,229		$18,943
SSNOI/unit in local currency(4)				£22,887		$17,470
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See page 10 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.
(5) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth.
(6) Represents SS SHO RevPOR revenues/SSNOI at Welltower pro rata ownership. See page 17 for more information.
(7) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(8) Represents pro rata SS average revenues generated per occupied room per month.
(9) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "pro forma," "estimate" or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower's actual results to differ materially from Welltower's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of macroeconomic and geopolitical developments, including economic downturns, elevated inflation and interest rates, political or social conflict, unrest or violence or similar events; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the healthcare industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements, public perception of the healthcare industry and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the healthcare and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, public health emergencies and extreme weather affecting Welltower's properties; Welltower's ability to re-lease space at similar rates as vacancies occur; Welltower's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower's properties; changes in rules or practices governing Welltower's financial reporting; the movement of U.S. and foreign currency exchange rates and changes to U.S. and global monetary, fiscal or trade policies; Welltower's approach to artificial intelligence; Welltower's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; geopolitical tension or conflicts, such as the ongoing conflict between Russia and Ukraine and in the Middle East, and other risks described in Welltower's reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated April 28, 2026 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading "Investors." Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE: WELL), an S&P 500 company, is positioned at the center of the silver economy, focusing on rental housing for aging seniors across the United States, United Kingdom and Canada. Our portfolio of 2,500+ seniors and wellness housing communities is positioned at the intersection of housing and hospitality, creating vibrant communities for mature renters and older adults. We believe our real estate portfolio is unmatched, located in highly attractive micromarkets with stunning built environments. Yet, we are an unusual real estate organization as we view ourselves as an operating company in a real estate wrapper, driven by highly-aligned partnerships and an unconventional culture. Through our disciplined approach to capital allocation powered by our Data Science platform and superior operating results driven by the Welltower Business System - our end-to-end operating platform - we aspire to deliver long-term compounding of per share growth for our existing investors, our North Star. More information is available at www.welltower.com.

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